                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                              (609) 399-0012

PRESS RELEASE

      OCEAN SHORE HOLDING CO. REPORTS 4TH QUARTER 2007 AND YEAR-END RESULTS

         Ocean City, New Jersey - January 29, 2008 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income for quarter ended December 31, 2007 increased 49.1% to $859,000 or $.11 per basic and diluted share, as compared to $576,000 or $.07 per basic and diluted share for the fourth quarter of 2006.

         Net income for the year ended December 31, 2007 decreased 11.4% to $2,791,000, or $.34 per share basic and diluted, as compared to $3,149,000, or $.38 per share basic and $.37 per share diluted, for 2006.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of eight full-service banking offices in eastern New Jersey.

         "Not withstanding the turmoil in the mortgage market last year and its impact on general economic conditions, we continue to have success in growing the loan portfolio and have maintained excellent asset quality with very few problem loans and no sub-prime loans," said Steven E. Brady, President and CEO. "We are pleased with our progress in growing the Bank and building our franchise."

TOTAL ASSETS GROW

         Total assets grew $67.3 million, or 12.0%, to $629.5 million at December 31, 2007 from December 31, 2006. Loans receivable grew $94.7 million, or 21.9%, to $528.1 million on record loan volume. Increases of $92.2 million in real estate mortgage loans, $4.9 million in consumer loans and $0.5 million in commercial loans were partially offset by a decrease of real estate construction loans of $3.5 million. Investments and mortgage-backed securities declined $9.2 million, or 13.5%, during 2007 to $58.9 million due to normal maturities and repayments of principal. Cash and cash equivalents decreased $23.8 million, or 71.4%, to $9.5 million due to a decrease in overnight Federal Funds of $17.7 million and a decrease of $6.1 million in balances due from other banks. Higher levels of liquidity held at the end of 2006 were utilized to fund loan activity in 2007. Asset growth was funded with FHLB borrowings, which increased to $120.2 million at December 31, 2007 from $54.0 million at December 31, 2006. Total deposits were essentially unchanged year over year.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent as the ratio of nonperforming loans to total assets at December 31, 2007 decreased 50% to 0.06% from 0.12% at December 31, 2006. Net charge-offs were $4,000 for the year ended 2007, compared to $3,000 for the year ended 2006. The allowance for loan losses was 0.44% of total loans at December 31, 2006 compared to 0.47% at December 31, 2006.

NET INTEREST INCOME

         Net interest income increased $293,000 during the fourth quarter of 2007, or 7.8%, to $4.1 million compared to $3.8 million for the same quarter of 2006. For the year, net interest income decreased $81,000, or 0.5%, to $15.1 million compared to $15.2 million for the prior year. For the quarter, the Company's interest rate spread was 2.47% compared to 2.38% for the prior quarter and 2.47% for the same quarter last year. For the year ended 2007, the Company's interest rate spread was 2.40%, compared to 2.56% for the year ended 2006.

         During the fourth quarter, net interest income increased over the prior quarter as a result of growth in interest earning assets and an increase in the average yield on both loans and investments. This increase was partially offset by an increase in interest expense, which was driven primarily by a larger average balance of borrowings.

         For the year ended 2007, increases in interest income over the prior year as a result of growth in interest earning assets and an increase in the average yield on both loans and investments was offset by an increase in interest expense, which was driven primarily by a larger average balance of borrowings.

OTHER INCOME INCREASES

         Other income increased $121,000, or 20.6%, to $707,000 for the fourth quarter of 2007 compared to the same quarter in 2006 and increased $290,000, or 12.4%, for 2007 compared to 2006. The increase in other income resulted from increases in deposit account fees, debit card commissions and income from bank owned life insurance.

OTHER EXPENSES UP SLIGHTLY

         Other expenses increased $53,000, or 1.6%, to $3.4 million for the fourth quarter of 2007 compared to $3.3 million for the fourth quarter of 2006 and increased $263,000, or 2.1%, to $13.1 million for the year-ended 2007 compared to $12.8 million for the year-ended 2006.

INCOME TAXES INCREASE

         Income taxes increased $91,000 for the fourth quarter of 2007 and $343,000 for the year compared to the same periods in 2006. Fourth quarter 2007 taxes increased as a result of an increase in pretax income. Taxes for the year ended 2007 increased compared to the year ended 2006 as a result of reduced deferred taxes by a net $500,000, reflecting changes in the tax treatment of bank owned life insurance and a valuation allowance for charitable contributions carryover deduction during the third quarter of 2006.

STOCK REPURCHASE ACTIVITY

         The Company repurchased 46,225 of its shares during the fourth quarter of 2007 at an average price of $10.34 and 174,275 shares at an average price of $11.53 under the second stock repurchase program announced in April of 2007. During 2007, the Company repurchased 218,432 of its shares at an average price of $11.92.

         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SELECTED FINANCIAL CONDITION DATA (UNAUDITED)


                                                            AS OF              AS OF
                                                         12-31-2007          12-31-2006         % CHANGE
                                                      ------------------  ----------------- ------------------
                                                             (DOLLARS IN THOUSANDS)
Total assets.......................................       $629,509            $562,261            12.0
Cash and cash equivalents..........................          9,540              33,357           (71.4)
Investment securities..............................         22,273              23,760            (6.3)
Mortgage-backed securities ........................         36,643              44,371           (17.4)
Loans receivable, net..............................        528,058             433,342            21.9
Deposits.                                                  415,231             417,024            (0.4)
FHLB advances......................................        120,230              54,000           122.6
Subordinated debt..................................         15,464              15,464             0.0
Other borrowings...................................          8,000               7,090            12.8
Stockholder's equity...............................         63,047              62,551             0.8




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

SELECTED OPERATIONS DATA (UNAUDITED)

                                               THREE MONTHS ENDED                                YEAR ENDED
                                                  DECEMBER 31,                                  DECEMBER 31,
                                   -------------------------------------------- ---------------------------------------------
                                       2007            2006         % CHANGE         2007           2006         % CHANGE
                                   --------------  -------------  ------------- --------------- ------------- ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
 Interest and dividend income....  $    8,704      $    7,706         13.0      $   32,619      $   29,839          9.3
 Interest expense ...............       4,654           3,949         17.9          17,481          14,620         19.6
                                   ----------      ----------                   ----------      ----------
      Net interest income........       4,050           3,757          7.8          15,138          15,219         (0.5)

 Provision for loan losses.......          62              75        (16.7)            261             300        (13.1)
                                   ----------      ----------                   ----------      ----------
 Net interest income after
    provision for loan losses....       3,988           3,682          8.3          14,877          14,919         (0.3)

 Other income....................         707             586         20.6           2,622           2,332         12.4
 Other expense...................       3,356           3,303          1.6          13,069          12,806          2.1
                                   ----------      ----------                   ----------      ----------
 Income before taxes.............       1,339             965         38.8           4,430           4,445         (0.3)
 Provision for income taxes......         480             389         23.4           1,639           1,296         26.5
                                   ----------      ----------                   ----------      ----------
      Net Income.................  $      859      $      576         49.1      $    2,791      $    3,149        (11.4)
                                   ==========      ==========                   ==========      ==========
 Earnings per share basic........  $     0.11      $     0.07                   $     0.34      $     0.38
 Earnings per share diluted......  $     0.11      $     0.07                   $     0.34      $     0.37

 Average shares outstanding:
 Basic...........................   8,034,359       8,196,193                    8,104,373       8,259,473
 Diluted.........................   8,137,004       8,313,853                    8,227,103       8,410,151

                                                        THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                        DECEMBER 31, 2007                    DECEMBER 31, 2006
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE         YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                         (DOLLARS IN THOUSANDS)
Loans                                             $509,305            6.03%             $433,236           5.98%
Investment securities                               59,960            6.36%               67,306           5.50%
Other interest-earning assets                        5,829            4.87%               22,988           5.26%
Interest-bearing deposits                          400,011            3.17%              390,825           3.06%
Total borrowings                                   119,488            4.97%               71,031           5.40%

Interest rate spread                                                  2.47%                                2.47%
Net interest margin                                                   2.82%                                2.87%

                                                           YEAR ENDED                          YEAR ENDED
                                                       DECEMBER 31, 2007                    DECEMBER 31, 2006
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE         YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $468,608            6.00%             $425,262           5.93%
Investment securities                               64,718            5.98%               78,981           5.03%
Other interest-earning assets                       12,120            5.21%               12,641           5.08%
Interest-bearing deposits                          391,340            3.21%              387,758           2.83%
Total borrowings                                    96,573            5.10%               67,613           5.41%

Interest rate spread                                                  2.40%                                2.56%
Net interest margin                                                   2.78%                                2.94%


ASSET QUALITY DATA (UNAUDITED)

                                                                YEAR ENDED         YEAR ENDED
                                                               DECEMBER 31,        DECEMBER 31,
                                                                   2007               2006
                                                            --------------------------------------
                                                                    (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period............................      $ 2,050           $ 1,753
Provision for loan losses...................................          261               300
Recoveries..................................................            4                 6
Charge-offs.................................................            8                 9

Net charge-offs.............................................            4                 3

Allowance at end of period..................................      $ 2,307           $ 2,050
Allowance for loan losses as a percent of total loans.......         0.44%             0.47%
Allowance for loan losses as a percent of
nonperforming loans.........................................       779.88%            385.5%

                                                                  AS OF             AS OF
                                                               12-31-2007         12-31-2006
                                                            -------------------------------------
Nonperforming Assets:                                              (DOLLARS IN THOUSANDS)
Nonaccrual loans:
   Mortgage loans...........................................        $  295            $ 416
   Commercial business loans................................             0                0
   Consumer loans...........................................             1              116
        Total...............................................           296              532

Real estate owned...........................................             0                0
Other nonperforming assets..................................             0                0

Total nonperforming assets..................................        $  296            $ 532
Nonperforming loans as a percent of total net loans.........          0.06%            0.12%
Nonperforming assets as a percent of total assets...........          0.05%            0.09%


SELECTED FINANCIAL RATIOS (UNAUDITED)

                                                                               YEAR ENDED        YEAR ENDED
                                                                               12-31-2007        12-31-2006
                                                                            ----------------- -----------------
SELECTED PERFORMANCE RATIOS:
Return on average assets  ..................................................     0.47%             0.56%
Return on average equity  ..................................................     4.42%             5.08%
Interest rate spread  ......................................................     2.40%             2.56%
Net interest margin  .......................................................     2.78%             2.94%
Efficiency ratio ...........................................................    73.59%            72.94%
